SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          _________________________


                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported) February 3, 2001



                           TRIPLE S PLASTICS, INC.
             (Exact Name of Registrant as Specified in Charter)

          Michigan              0-23474             38-1895876
          --------              -------             ----------
      (State or Other         (Commission          (IRS Employer
      Jurisdiction of         File Number)      Identification No.)
       Incorporation)


        7950 Moorsbridge Road, Suite 200, Portage, Michigan   49024
      ------------------------------------------------------------------
        (Address of Principal Executive Offices)            (Zip Code)


   Registrant's telephone number, including area code  (616) 327-3417
                                                       --------------





   ITEM 5.   OTHER EVENTS.

             On February 3, 2001, Triple S Plastics, Inc., a Michigan corporation (the "Company"), entered into Amendment No. 1 (the "Merger Agreement Amendment") to its Agreement and Plan of Merger (as amended, the "Merger Agreement") with Eimo Oyj, a Finnish corporation ("Eimo"), and Spartan Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Eimo ("Merger Sub"), providing for the merger (the "Merger") of Merger Sub with and into the Company. In the Merger, each share of the Company's common stock (a "Company Share") will be converted into the right to receive Series A ordinary shares of Eimo ("Eimo Shares"). The Merger Agreement Amendment provides for (i) the establishment of a fixed exchange ratio for the number of Series A ordinary shares of Eimo ("Eimo Shares") issuable in the merger, (ii) a change to the previously agreed composition of the Eimo board of directors, and (iii) an extension of the merger agreement termination date.

             Under the terms of the Merger Agreement Amendment, the exchange ratio pursuant to which Company Shares will be exchanged for Eimo Shares in the merger has been fixed at 6.45, so that each Company Share surrendered in the merger will receive in exchange therefor 6.45 Eimo Shares. The Eimo Shares will be issued to the Company's shareholders in book-entry form and will be represented by American Depositary Receipts. Prior to the Merger Agreement Amendment, the Merger Agreement had provided for a floating exchange ratio based on the weighted average trading price for Eimo Shares for a period prior to the completion of the merger. The fixed exchange ratio provided for in the Merger Agreement Amendment will result in Triple S shareholders and option holders receiving approximately 39% of the outstanding shares of Eimo in the merger on a fully diluted basis.

             The Merger Agreement Amendment also provides that Eimo will recommend to its shareholders at Eimo's extraordinary general meeting of shareholders, which will be convened to approve, among other things, the Merger Agreement, that such shareholders elect the following persons to serve as members of the Eimo board of directors:
   A. Christian Schauer (the Chief Executive Officer and a director of the Company); Daniel B. Canavan (the Chairman of the board of directors of the Company); and Evan C. Harter (a director of the Company). Certain of Eimo's principal shareholders have entered into a shareholders' agreement with the Company pursuant to which they have agreed, among other things, to vote for the election of these persons to Eimo's board of directors at Eimo's extraordinary general meeting of shareholders. As regards the current Eimo directors, Jalo Paananen is expected to continue as Chairman of the board of directors following the merger, and Markku Sulonen and Elmar Paananen will resign as directors at Eimo's extraordinary general meeting of shareholders, which will result in a total of seven members serving on Eimo's board of directors immediately following the completion of the merger.

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             Finally, the Merger Agreement Amendment extended the date by which the Merger must be completed from February 28, 2001 to June 30, 2001. The Merger is subject to approval by the shareholders of Triple S and Eimo, and will be presented for approval at shareholders' meetings of both companies. The parties expect to complete the Merger prior to the end of the first calendar quarter of 2001. As previously announced, the Merger is intended to be tax free to the Triple S shareholders and is intended to be accounted for as a pooling-of-interests under Finnish Accounting Standards. A copy of the Merger Agreement Amendment is filed as Exhibit 2.1 hereto.

             Concurrently with the execution of the Merger Agreement Amendment, Eimo and certain principal shareholders of the Company and Eimo entered into Amendment No. 1 (the "Lock-up Amendment") to the Lock-up Agreement between Eimo and such shareholders (as amended, the "Lock-up Agreement"). Pursuant to the Lock-up Amendment, the parties have agreed that the Lock-up Agreement will only limit the sale of 50% of the relevant shares owned by each shareholder who is a party to the agreement. The Lock-up Amendment also provides that the term of the Lock-up Agreement will only extend one year after the completion of the Merger. A copy of the Lock-Up Amendment is filed as Exhibit 10.1 hereto.

             The Company and Eimo issued a joint press release on February 5, 2001 announcing the Merger Agreement Amendment and the Lock-up Amendment, a copy of which is filed as Exhibit 99.1 hereto.

             The foregoing summary of the Merger Agreement Amendment and the Lock-up Amendment, and the press release relating thereto, is qualified in its entirety by reference to the text of such documents, copies of which are filed as exhibits hereto and are incorporated herein by reference.





















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   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

        (c)  Exhibits.

             2.1 Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 3, 2001, among Triple S Plastics, Inc., Eimo Oyj, and Spartan Acquisition Corp.

             10.1 Amendment No. 1 to the Lock-Up Agreement, dated as of
                  February 3, 2001, by and among Jalo Paananen, Elmar Paananen, Annamari Jukko, Topi Paananen, Daniel B. Canavan, Albert C. Schauer, Victor V. Valentine, Jr., and Eimo Oyj.

             99.1 Press Release, dated February 5, 2001, jointly issued by Eimo Oyj and Triple S Plastics, Inc.




































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                                 SIGNATURES
                                 ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TRIPLE S PLASTICS, INC.
                                 (Registrant)



   Date: February 5, 2001        By:    /s/ Daniel B. Canavan
                                        -----------------------------
                                 Name:  Daniel B. Canavan
                                 Title: Chariman of the Board of
                                          Directors




































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                                EXHIBIT INDEX
                                -------------


   Exhibit
   No.       Description
   -------   -----------


   2.1 Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 3, 2001, among Triple S Plastics, Inc., Eimo Oyj, and Spartan Acquisition Corp.

   10.1 Amendment No. 1 to the Lock-Up Agreement, dated as of February 3, 2001, by and among Jalo Paananen, Elmar
             Paananen, Annamari Jukko, Topi Paananen, Daniel B. Canavan, Albert C. Schauer, Victor V. Valentine, Jr., and Eimo Oyj.

   99.1 Press Release, dated February 5, 2001, jointly issued by Eimo Oyj and Triple S Plastics, Inc.

































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